EXHIBIT 99.1

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief	Executive Vice President
	Operating Officer	and Chief Financial Officer
	(615) 373-3100	(615) 373-3100
RICHARD HALLWORTH TO SUCCEED MICHAEL CATALANO
AS CHIEF EXECUTIVE OFFICER OF AMERICA SERVICE GROUP
BRENTWOOD, Tennessee (September 15, 2008) — America Service Group Inc. (NASDAQ:ASGR) announced today that Michael Catalano will resign his positions as chairman and chief executive officer of the Company and step down from the Board of Directors, effective January 1, 2009, following a 12-year career with the Company. Mr. Catalano has served as the Company’s chief executive officer since 1998 and its chairman since 2000.
In connection with Mr. Catalano’s resignation, effective January 1, 2009, Richard Hallworth, age 52, will become chief executive officer of the Company. Mr. Hallworth has also been appointed to the Company’s Board of Directors, effective immediately. Mr. Hallworth has served since December 2007 as the Company’s president and since March 2006 as chief operating officer of the Company and chief executive officer, president and director of Prison Health Services, Inc., the Company’s primary operating subsidiary. Mr. Hallworth will continue to serve in these roles in addition to his new responsibilities as the Company’s chief executive officer. Prior to joining the Company, Mr. Hallworth served from May 2002 to June 2005 as chief operating officer for Tufts Health Plan, a health insurance company based in Massachusetts.
The Board of Directors plans to name a new non-executive chairman to succeed Mr. Catalano at a later date.
The Board of Directors also announced that Michael W. Taylor, age 43, the Company’s executive vice president and chief financial officer, has been appointed to the Company’s Board of Directors, effective immediately. Mr. Taylor has served as the Company’s chief financial officer since 2001. The appointment of Messrs. Hallworth and Taylor as directors of the Company will increase the current Board’s membership to nine directors, pending the effective date of Mr. Catalano’s resignation.
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Richard Hallworth to Succeed Michael Catalano
     as Chief Executive Officer of America Service Group

September 15, 2008
Commenting on today’s announcement, Mr. Catalano stated, “I am pleased with the implementation of the succession plan started last year with the promotions of Rich Hallworth and Mike Taylor. Each is a strong, experienced manager with demonstrated skills to lead the future development of our company. Also, their new membership will strengthen our company’s Board of Directors.
“I know all of our colleagues join me in congratulating and supporting Rich and Mike in their new roles. Our company has the best leadership among companies providing a vital public health service in corrections.
“Most importantly, this leadership includes each administrator and clinician charged with the care of our patients every day and night of the year. It has been an honor to serve with our dedicated employees and committed clients.”
Mr. Hallworth added, “Michael Catalano had the vision and skill to make our company a leader in correctional healthcare. His passion and drive to deliver quality service to each of our clients are a heritage that I will strive to continue in my new role. Personally, I want to thank Michael for mentoring and grooming me to step up to this challenge.
“I am excited about the future prospects for our company, our employees and our clients,” Hallworth continued. “We have a great strategy and vision, shared by our many talented clinical and business managers who dedicate their lives to providing this vital public service. We look forward to improving services to our clients by further advancing a national model for providing correctional healthcare, the centerpiece of which is our CatalystSM electronic health record.”
Additionally, the Company today re-affirmed its previous guidance for full-year 2008 financial results, exclusive of corporate restructuring expenses incurred related to the transitional changes discussed above, of approximately $2.2 million pre-tax.
America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group Inc., including a copy of this press release, can be found on the Company’s website at www.asgr.com.
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Richard Hallworth to Succeed Michael Catalano
     as Chief Executive Officer of America Service Group

September 15, 2008
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
•	whether or not government agencies continue to privatize correctional healthcare services;
•	risks arising from governmental budgetary pressures and funding;
•	the possible effect of adverse publicity on the Company’s business;
•	increased competition for new contracts and renewals of existing contracts;
•	risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
•	the Company’s ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
•	the Company’s ability to maintain and continually develop information technology and clinical systems;
•	the outcome or adverse development of pending litigation, including professional liability litigation;
•	the Company’s ability to negotiate a final contract with the City of Philadelphia;
•	the Company’s determination whether to repurchase shares under its stock repurchase program;
•	risks arising from the possibility that Maxor National Pharmacy Services Corporation, the acquirer of certain assets of SPP, cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;
•	the Company’s dependence on key management and clinical personnel;
•	risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
•	risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;
•	the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results; and
•	the risks arising from shareholder litigation.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
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